                              Consulting Agreement

This Consulting Agreement (the "Agreement) dated and effective as of March 31,
2003, is entered into between Surgical Safety Products, Inc. (the "Company) and
Resource Capital Management, Inc. (the "Consultants") for the purpose of engaging the Consultants to act as sole restructuring agent to the Company to create and execute a comprehensive capital restructuring (the "Restructuring")
of the Company's present capitalization. The strategy will include (i)
recommendation of legal counsel for the drafting of legal documents, memorandums and securities fillings, (ii) recommendation of an investment banker to provide analyst reports/valuation and fairness opinions, (iii) recommendation of one or more consultants to provide corporate strategic planning, marketing strategy, investor relations, financial public relations and corporate public relations;
and (iv) coordination of the execution of documents and activities of other experts who participate in the Restructuring. The delivery of the duly executed agreements and strategy outline shall be conclusive evidence that the performance by the Consultants is satisfactory to the Company and that the
Consultants have performed in accordance with this Agreement.

1. Retention and Services. The Company hereby retains the Consultants as the exclusive consultant in connection with the structuring, drafting, presentation and negotiations and endeavoring to achieve a successful conclusion of the Restructuring. Introductions to professionals and other consultants made by the Consultants will be considered exclusive for purposes of this Agreement. Documents prepared in connection with this
   Agreement shall not be given to others, without approval from Consultants.
   The Consultants will use their reasonable best efforts to structure, draft, present and negotiate on behalf of Company to accomplish the conversion from the Company's current to proposed capitalization. Upon execution of this Agreement, the Consultants will meet with the Company at its offices to review the available resources, time frames, and develop a critical path for execution of the proposed strategy.

2. Collection of Information. The initial undertakings by the Consultants will include the collection, confirmation and verification of the following information; (i) articles of incorporation or other charter documents and any amendments thereto; (ii) by-laws; (iii) minutes of all meetings of the board of directors since inception; (iv) minutes of all meetings of shareholders; (v) all communications with shareholders, including notices regarding annual meetings, special meetings, along with copies of the agenda's of such meetings; (vi) leases the Company is currently a party to;
   (vii) list of all pending or threatened litigation, with legal counsel's statement as to current status and likely outcome as well as a list of any past litigation with outcome noted; (viii) merger and acquisition agreements, letters of intent, and plans of reorganization entered into by the Company; (ix) employment agreements; questionnaire completed by all board members and officers of the Company; (x) any stock options, plans or agreements of the Company; (xi) any finders' fee agreements or agreements with any promoters; (xii) the Company's most recent business plans; (xiii)
   list of shareholders with number of shares owned certified as correct by the Company's transfer agent; (xiv) any material agreements to which the
   Company is a party; (xv) the amount of money that the Company wishes to raise, and the potential sources, if known, (xvi); a detailed description of the use of proceeds from a successful financing; and (xvii) most recent financial statements.

3. Coordination; Preparation of Documents; Termination. After collection of the above-described information about the Company, the Consultant(s) will coordinate with experts engaged by the Company and by the Consultants and prepare documents for the Restructuring. The Consultants will use its reasonable best efforts to accomplish a successful Restructuring utilizing information obtained by the Consultants from the Company, including but not limited to: investor contacts, instrumentation, presentation, economic analysis, financial modeling, and negotiations skills needed to achieve a successful Restructuring. The Consultants or the Company, with thirty (30)
   days prior notice, may terminate this Agreement without cause; provided, however, that any such termination will not terminate Sections 5, 10, 11 and 13 or Schedule A of this Agreement. In the event of termination, if any restructuring takes place within two (2) years of the date of termination with any party with which the Consultants or the Company has been in contact with respect to possible participation in the Restructuring during the term of this Agreement, the Consultants will be compensated as though the transaction occurred during the term of this Agreement. In the event of termination, the Company will not be free to use any documents prepared by or with the help of the Consultants during the term of the Agreement, the
   Company will not, directly or indirectly, offer the Restructuring, or otherwise contact, approach or negotiate with respect thereto, with any person or persons, other than through the Consultants, as agent, except as provided above.

4. Information provided by the Company. In connection with activities hereunder, the Company will furnish the Consultants and their counsel upon request with all material and information regarding the business and financial condition of the Company available to the Company (all such information so furnished being the "Information"). The Consultants will perform due diligence, however, the Company recognizes and confirms that the Consultants: (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement without having independently verified the same; (b) are authorized as the Company's sole restructuring agent, to transmit to any prospective investor/lender a copy or copies of the Information, and any additional information expressly; (c)
   does not assume responsibility for the accuracy or completeness of the
   Information; (d) will not make an appraisal of any securities or assets of the Company; and (e) retains the right to continue to perform due diligence during the course of the engagement. The Consultants agree to keep the
   Information confidential, so long as it is and remains non-public, unless disclosure is required by law or requested by any government or regulatory agency or body, and the Consultants will not make use thereof, except in connection with their services hereunder for the Company. The Company agrees to advise the Consultants promptly of the occurrence of any event or any other change known to it which results in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5. Use of Name. The Company agrees that any reference to the Consultants in any release, communication, or material distributed to prospective investors or lenders is subject to the Consultants' prior written approval.
   If the Consultants resign prior to the dissemination of any such release, communication or material, no reference shall be made therein to the
   Consultants.

6. Use of Advice. No advice rendered by the Consultants in connection with the services performed by the Consultants pursuant to this Agreement will be quoted by either party hereto, nor will any such advice be referred to in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by such party or any Person or corporation controlling, controlled by or under common control with such party or any director, officer, employee, agent or representative of any such party thereof, without the prior written authorization of all parties hereto, except to the extent required by law (in which case the appropriate party shall so advise the other in writing prior to such use and shall consult with the other with respect to the form and timing of disclosure), provided that the foregoing shall not prohibit appropriate internal communication or reference with respect to such advice internally within such parties.

7. Compensation. As full payment for services rendered and to be rendered hereunder by the Consultants, the Company agrees to issue to the Consultant
   50,000 shares of the Company's common stock after giving effect to the
   Restructuring. The Consultant is acquiring such stock for its own account and not with a view of distribution and acknowledges that such shares have not been registered under the Securities Act of 1933 or the securities laws of any state. As unregistered shares, the Consultant acknowledges that such shares are not freely tradeable and may be resold only pursuant to an effective registration statement or an exemption from registration.
   Certificates representing such shares will bear an appropriate legend as to the restrictions on transfer.

8. Additional Compensation. In the event the Recapitalization or any other corporate action during the term results in a combination or other reduction in its outstanding shares of Common Stock into a smaller number of such shares, then, in such case, the Company will immediately cause to be issued additional restricted shares to the Consultant such that the
   Consultant will be the holder of the same number of shares immediately after the reduction as before the reduction. The certificate representing such additional shares shall bear the restrictive legend and be subject to the limitations on transfer specified in Section 7 of this Agreement.

9. Agreements Relating to Issuance of Stock. The Company agrees that for a period of nine (9) months from the date of this Agreement it will not register for sale any shares of capital stock of any class or series, or securities exchangeable for or convertible into or giving any person the right to subscribe for or purchase shares of capital stock of any class or series, under the Securities Act of 1933; or issue any shares of capital stock of any class or series, or other securities exchangeable for or convertible into or giving any person the right to subscribe for or purchase shares of capital stock of any class or series, pursuant to a registration statement heretofore filed by the Company under the Securities
   Act of 1933 except as set forth below pursuant in each case to a consulting agreement between the Company and such person:

   (a) securities representing up to 1,600,000 shares of Common Stock in the name of Jack Sherman;

   (b) securities representing up to 1,600,000 shares of Common Stock in the name of Karin Hormann;

   (c) securities representing up to 1,600,000 shares of Common Stock in the name of Paul McAteer;

   (d) securities representing up to 1,600,000 shares of Common Stock in the name of Claudia Arps; and

   (e) securities representing up to 1,600,000 shares of Common Stock in the name of Heinrich Hessel.

10. Representations and Warranties. The Company represents and warrants to the
    Consultants that:

    (a) this Agreement has been duly authorized, executed and delivered by the
        Company, and, assuming the due execution by the Consultants, constitutes a legal, valid and binding Agreement of the Company enforceable against the Company in accordance with its terms;

    (b) to the best of its knowledge, the Information will not, when delivered at any closing of a financing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading.

11. Indemnity. In partial consideration of the services to be rendered hereunder, the Company agrees to indemnify the Consultants in accordance with Schedule A attached hereto. Other persons will be working with the
    Consultants on this transaction and the Consultants will take full responsibility for the compensation of all such other persons, except that the Company agrees to indemnify such other persons, and their principals, in accordance with Schedule A attached, hereto, as though they were parties named therein.

12. Conditions of Engagement. It is understood that the execution of this
    Agreement shall not be deemed or construed as obligating the Consultants or
    Company to place any financing.

13. Survival of Certain Provisions. The indemnity and contribution Agreements contained in Schedule A to this Agreement and the representations and warranties of the Company contained in Section 10 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Consultants, or any person controlling them, (b) completion of the Restructuring, (c) the resignation of the Consultants or any termination of the Consultants' services, or (d)
    any termination of this Agreement, and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the
    Consultants, the Indemnified Parties and such persons.

14. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the addresses set forth above, and (b) if to Consultants, at the offices of Resource Capital Management, Inc., 123 North Post Oak Lane, Suite 420,
    Houston, Texas 77024, Attn: Steve Tebo.

15. Counterparts. This Agreement may be executed in two or more counterparts and the counterparts, when executed, shall constitute a single, enforceable document. The signature on counterparts may be transmitted by fax, with documents so transmitted having the same force and effect as the executed originals.

16. Third Party Beneficiaries. This Agreement has been made and is made solely for the benefit of the Company, the Consultants and the other Indemnified
    Persons referred to in Schedule A hereto and their respective successors and assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement.

17. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous Agreements relating to the subject matter hereof should they exist and shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

18. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

19. Press Announcements. At any time after the consummation or other public announcement of the Restructuring, and with the approval of the Company
    (which approval shall not be unreasonably withheld or delayed), the
    Consultants may at their own expense place an announcement in such newspapers and publication as they may choose, stating that Consultants have acted as exclusive financial advisor and sole agent to the Company in connection with the Restructuring contemplated by this Agreement.

20. Amendment. This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

21. Matters for Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to binding arbitration as set forth herein.

22. Notice. It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than five (5) business days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such five (5) business days the party who gave such notice may proceed to refer the dispute to arbitration as provided for in Section 23.

23. Appointments. The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within five (5) business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five (5) business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within five (5) business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the Federal Arbitration Act. Except as specifically otherwise provided in this Section, the arbitration herein provided for shall be conducted in accordance with the Federal Arbitration
    Act. The chairman shall fix a time and place for the purpose of hearing the evidence and representatives of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the Federal Arbitration Act or this section. After hearing any evidence that the parties may submit, the arbitrators shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.
    The expense of the arbitration shall be paid as specified in the award.

24. Award. The Parties agree that the award of a majority of the arbitrators shall be final and binding upon each of them.

25. Legal Services. The Consultants will recommend legal counsel to do the
    Restructuring. Further it is understood that the Consultants are not lawyers and are not providing, directly or indirectly, any legal service.

Resource Capital Management, Inc.

By:__________________________________
   Printed Name:
   Title:

Surgical Safety Products, Inc.

By:__________________________________
   Printed Name:
   Title:

                                   SCHEDULE A

        This Schedule A is a part of the Consulting Agreement (the "Agreement")
dated March 31, 2003 between Surgical Safety Products, Inc. (the "Company") and
Resource Capital Management, Inc. (the "Consultants"). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the
Agreement.

        Since the Consultants will be acting on behalf of the Company in connection with the transaction contemplated by the Agreement, and as part of the consideration for the Agreement of the Consultants to furnish their services pursuant to such Agreement, the Company agrees to indemnify and hold harmless the Consultants, and other persons controlling the Consultants, or any of their respective affiliates within the meaning of either Section 15 of the Securities
Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the
respective agents, employees, officers, directors, partners, counsel and shareholders of such persons (the Consultants and each such other person or entity being referred to as an "Indemnified Person") to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses
(or actions taken in respect thereof) related to or arising out of (i) actions taken or omitted to be taken by the Company, their affiliates, employees or agents (other than an Indemnified Person), (ii) actions taken or omitted to be taken by an Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to and in accordance with the terms of, the Agreement or any transaction or proposed transaction contemplated thereby or any Indemnified
Person's role in connection therewith, provided, however, that the Company shall not be responsible for any losses, claims, damages, liabilities or expenses to the extent that it is finally judicially determined that they result primarily from actions taken or omitted to be taken by such Indemnified Person which constitute willful misconduct or to be due to such Indemnified Person's gross negligence, and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Information or arising out of or based upon any omission or alleged omission of a material fact required to be state therein or necessary to make the statements therein not misleading, except that the indemnity obligations arising hereunder in respect of losses, claims, damages, liabilities or expenses asserted by any purchaser and related to or arising out of alleged omissions or misstatements of material facts tin the Information shall not inure to the benefit of any Indemnified Person to the extent that the
Company shall have requested the Consultants to deliver, and the Consultants shall have failed to deliver, to such purchaser an amendment or supplement to the Information prepared by the Company and provided to the Consultants not less than one (1) full business day prior to the sale to such purchase, if the untrue statement of a material fact from such Information was correct in such amendment or supplement thereto. Notwithstanding any of the indemnification or contribution provisions contained herein, the Company shall not be required to make reimbursement or payment of any settlement, or any expenses or cost incurred in connection therewith, effect without the Company's prior written consent, which consent shall not be unreasonably withheld.

        Each Indemnified Person shall give prompt written notice to the Company after the receipt by such Indemnified Person of any written notice of the commencement of any action, suit or proceeding for which such Indemnified Person will claim indemnification or contribution pursuant to this Agreement. The
Company shall have the right, exercisable by giving written notice from such

                              Schedule A - Page 1

Indemnified Person within 20 business days after the receipt of written notice from such Indemnified Person of such commencement, to assume, at their expense, the defense of any such action, suit or proceeding; provided, however, that an
Indemnified Person shall have the right to employ counsel in any such action, suit or proceeding, and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company fails to assume the defense of such action, suit or proceeding or fails to employ counsel reasonably satisfactory to such
Indemnified Person in any such action, suit or proceeding; or (ii) the Company and such Indemnified Person shall have been advised by counsel that there may be one or more defenses available to such Indemnified Person which are different from or additional to those available to the Company or another Indemnified
Person, as the case may be (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person); it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceeding arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time acting for all Indemnified Persons in any one jurisdiction.

        If for any reason (other than the willful misconduct or gross negligence of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company, to the extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the
Consultants on the other, from the transaction or proposed transaction under the
Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand and by the Consultants on the other, but also the relative fault of the Company and the Consultants, as well as any relevant equitable considerations. Notwithstanding the provisions, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by the Consultants pursuant to the Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Consultants on the other with respect to any transaction or proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the gross proceeds of the transaction bears to (ii) the fees paid to the Consultants with respect to such transaction.

        The relative fault of the Company on the one hand and the Consultants on the other with respect to the transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to
Information supplied by the Company or by the Consultants, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Indemnified Person shall have any liability to the Company or any other officer, director, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for claims, liabilities, losses or damages finally judicially determined to have resulted primarily from actions taken or omitted

                              Schedule A - Page 2

to be taken by such Indemnified Person (constituting willful misconduct) or as a result of gross negligence and except for breeches or violations by the
Consultants of its obligations under the Agreement. The Indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall apply to any modification of the Consultants' engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Consultants or any other Indemnified Person and (iv) shall be binding on any successor or assign of the Company and successors or assigns to all or substantially all of the Company's business and assets.

        In addition, the Company agrees to reimburse such Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person (upon receipt by the Company from such Indemnified
Person of any undertaking by such Indemnified Person promptly to repay to the
Company any such reimbursement upon a final judicial determination that such
Indemnified Person is not entitled to Indemnification pursuant to the proceeding paragraphs) in connection with investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which any
Indemnified Person is a named party.

                               Exhibit A - Page 3